Exhibit 99.1

ARYx Therapeutics Inc. Cancels Jefferies Healthcare Conference Presentation

FREMONT, Calif., June 23, 2008 — ARYx Therapeutics, Inc. (NASDAQ:ARYX) today regretfully announced it will not be able to present at the Jefferies 2nd Annual Healthcare Conference in New York City on June 25, 2008. The company is working with its partner Procter & Gamble Pharmaceuticals (P&G) to finalize their analyses and reach a mutual conclusion about the results of a Thorough QT (TQT) study of ATI-7505, a prokinetic agent in Phase 2 clinical development. It is expected this work will be concluded within the next two weeks and, until that time, ARYx will not be in a position to disclose any other details about the TQT study or the ATI-7505 program. ARYx welcomes questions about any of its other products in development.

About ARYx Therapeutics

ARYx Therapeutics is a biopharmaceutical company focused on developing a portfolio of internally discovered products designed to eliminate known safety issues associated with well-established, commercially successful drugs. ARYx uses its RetroMetabolic Drug Design(TM) technology to design structurally unique molecules that retain the efficacy of these original drugs but are metabolized through a potentially safer pathway to avoid specific adverse side effects associated with these compounds. ARYx currently has three products in Phase 2 clinical trials: a prokinetic agent for the treatment of various gastrointestinal disorders, ATI-7505; an oral anticoagulant agent for patients at risk for the formation of dangerous blood clots, ATI-5923; and, an oral anti-arrhythmic agent for the treatment of atrial fibrillation, ATI-2042. A fourth product for the treatment of schizophrenia and other psychiatric disorders, ATI-9242, is in Phase 1 clinical trials. Please visit our web site at www.aryx.com for additional information.

Forward-Looking Statement

This press release contains forward-looking statements, including, without limitation, statements related to the timing and availability of our clinical results, the initiation of new clinical trials, the potential efficacy and commercial potential of ATI-7505, the completion of preclinical work, the ability of preclinical packages to lead to further clinical trials, our ability to enter into collaboration agreements with respect to our product candidates, the ability of a product candidate to be more predictable than currently available therapies regarding dosing and response to treatment, and the ability of a product candidate to avoid the dangers existing in currently available therapies. Words such as “is expected,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. ARYx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that collaborative arrangements will likely place the development of our product candidates outside of our control, the risk that we may have to alter our development and commercialization plans if collaborative relationships are not established for ATI-5923 and ATI-2042, the risk that our product candidates may not demonstrate safety and efficacy or lead to regulatory approval, the risk that we may be unable to raise additional capital when needed which would force us to delay, reduce or eliminate product development programs, the risk that any failure or delay in commencing or completing clinical trials for our product candidates could severely harm our business, and the risk that third party manufacturers could delay or prevent the clinical development of our product candidates. These and other risk factors are discussed under “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. ARYx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Contact

David Nagler
Vice President Corporate Affairs
ARYx Therapeutics, Inc.
(510) 585-2200 x. 211
dnagler@aryx.com

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